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                                                                      EXHIBIT 11

AAMES FINANCIAL CORPORATION
COMPUTATION OF PER SHARE LOSS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
(DOLLARS AND WEIGHTED AVERAGE NUMBER OF SHARES IN THOUSANDS)



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                                                             THREE MONTHS ENDED
                                                         ----------------------------
                                                                SEPTEMBER 30,
                                                         ----------------------------
                                                             2001           2000
                                                         ------------ ---------------
BASIC NET LOSS PER COMMON SHARE:
  Net income                                                $   626       $     693
  Accrued preferred dividends on Series B,
     C, and D Convertible Preferred Stock                    (4,324)         (3,163)
                                                         ------------ ---------------
  Basic net loss to common stockholders                      (3,698)         (2,470)
  Basic weighted average number of common
    shares outstanding                                        6,265           6,211
                                                         ------------ ---------------
  Basic net loss per common share                           $ (0.59)      $   (0.40)
                                                         ============ ===============

DILUTED NET LOSS PER COMMON SHARE:

  Basic net loss to common stockholders                     $(3,698)      $  (2,470)
  Interest on convertible subordinated debentures                 -              -
                                                         ------------ ---------------
  Diluted net loss                                           (3,698)         (2,470)
  Diluted weighted average number of
    common shares outstanding                                 6,265           6,211
                                                         ------------ ---------------
  Diluted net loss per common share                         $ (0.59)      $   (0.40)
                                                         ============ ===============
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